UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    July 11, 2023

CONTANGO ORE, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35770 (Commission File Number)	27-3431051 (I.R.S. Employer Identification No.)

3700 Buffalo Speedway, Suite 925 Houston, Texas (Address of principal executive offices)		77098 (Zip Code)

Registrant’s Telephone Number, including area code: (713) 877-1311

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CTGO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 11, 2023, Michael Clark was appointed to serve as Executive Vice President, Finance of Contango ORE, Inc., a Delaware corporation (the “Company”). Mr. Clark will perform certain of the functions of the Company’s principal financial officer.

Mr. Clark, 41, previously served as Chief Financial Officer of Alexco Resource Corp., from December 2014 until its acquisition by Hecla Mining Company in September 2022. Mr. Clark has spent over 18 years in the mining sector, all of it in executive management roles. Mr. Clark is a Chartered Professional Accountant and holds a Bachelor of Technology in Accounting degree from the British Columbia Institute of Technology.

Mr. Clark has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Clark is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to his Employment Agreement, Mr. Clark will receive a base salary of $300,000 per annum. Beginning with fiscal year 2023, Mr. Clark will be entitled to receive short-term incentive plan and long-term incentive plan bonuses and awards that will be paid in the form of a combination of cash, restricted stock and options, which will be set forth in plans and agreements adopted, or to be adopted, by the Board. He will also receive 12 months of his regular base salary, all bonus amounts paid in the 12 months preceding the termination, and reimbursement for continued group health insurance coverage for 12 months following the termination or the date he becomes eligible for alternative coverage through subsequent employment as severance benefits in the event that his employment with the Company is terminated by the Company other than for just cause or he resigns due to a material, uncured breach of the Employment Agreement by the Company.  He is also entitled to enhanced severance benefits if he terminates his employment within 30 days following a change of control.  Any payment of severance benefits to him under the Employment Agreement is conditioned on his timely agreement to, and non-revocation of, a full and final release of legal claims in favor of the Company.

The above summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1, and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated July 11, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO ORE, INC.

By: /s/ Leah Gaines

Leah Gaines
Vice President, Chief Financial Officer, Chief Accounting
Officer, Treasurer and Secretary

Dated: July 17, 2023